UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2008 (January 18, 2008)
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On January 18, 2008, Performance Food Group Company, a Tennessee corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vistar Corporation, a Colorado corporation (“Parent”), and Panda Acquisition, Inc., a Tennessee corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is a food distributor specializing in the areas of Italian, pizza, vending, office coffee, concessions, fundraising and theater markets, owned by private investment funds affiliated with The Blackstone Group and Wellspring Capital Management LLC. Other than the Merger Agreement, there is no material relationship between the Company and either Parent or Merger Sub.
     At the effective time of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”), other than shares owned by Parent or Merger Sub, will be cancelled and converted into the right to receive $34.50 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, each outstanding stock option and stock appreciation right, whether vested or unvested, shall become fully vested and exercisable and all restricted shares under the Company’s equity plans shall become fully vested. Each holder of an outstanding option or stock appreciation right as of the effective time shall be entitled to receive in exchange for the cancellation of such stock option or stock appreciation right an amount in cash equal to the product of (i) the difference between the per share Merger Consideration and the applicable exercise price of such stock option or grant price of such stock appreciation right and (ii) the aggregate number of shares issuable upon exercise of such option or the number of shares with respect to which such stock appreciation right was granted, subject to applicable withholding requirements and any appreciation cap set forth in such stock appreciation right.
     The Company has made customary representations, warranties and covenants in the Merger Agreement, which generally expire at the effective time. In addition, the Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to initiate, solicit, facilitate and encourage competing proposals until 12:01 a.m. (New York City time) on March 8, 2008. From that date, the Company may continue discussions with any “Excluded Party”, defined as a party that submits a written proposal during the go-shop period that the Board of Directors believes in good faith to be bona fide and constitutes or could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement.
     Except with respect to Excluded Parties, from March 8, 2008, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted on or after March 8, 2008 and with respect to which the Board of Directors determines in good faith (i) after consulting with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a “superior proposal,” and (ii) after consulting with its outside legal counsel, the failure to take such action could reasonably be expected to result in a breach of its fiduciary duties.
     Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger Agreement by the Company’s shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The Company expects to close the transaction during the second quarter of 2008.
     The Merger Agreement contains termination rights, including if the Company’s Board of Directors changes its recommendation to the shareholders as required by its fiduciary duties under applicable law, and provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $7,500,000 and that, under specified circumstances, the Company will be required to pay Parent a termination fee of $40,000,0000 unless the termination fee becomes payable by the Company in connection with an acquisition proposal initially submitted in writing that the Company elects to pursue prior to March 8, 2008, in which case the termination fee will be $20,000,000. Additionally, under specified circumstances, Parent will be required to pay the Company a termination fee of $40,000,000. The maximum liability of Parent for breaches of the Merger Agreement is $40,000,000. Investment funds affiliated with The Blackstone Group and Wellspring Capital Management, LLC have agreed to guarantee up to $30,000,000 and $10,000,000, respectively, of any such termination fee payable by Parent to the Company.
     The foregoing summary of the proposed transaction and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, and incorporated herein by reference.
     The Board of Directors of the Company engaged Evercore Group L.L.C. (“Evercore”) to serve as financial advisor to the Board of Directors and to render an opinion to the Board of Directors as to the fairness to the holders of the Company’s Common Stock, from a financial point of view, of the Merger Consideration. On January 17, 2008, Evercore delivered an oral opinion to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, and qualifications and limitations set forth in the opinion, the Merger Consideration to be received by holders of the Company’s Common Stock is fair to such holders from a financial point of view.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be Filed with the SEC:
     In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC. Before making any voting decision, the

Company’s shareholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Performance Food Group Company, Attention: Treasurer, 12500 West Creek Parkway, Richmond, Virginia 23238, or by calling the Treasurer at (804) 484-7700, or from the Company’s website, http://www.pfgc.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s Common Stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 4, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different from those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 7.01.	Regulation FD Disclosure.
     On January 18, 2008, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto.
Forward-Looking Statements
     This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 30, 2006, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

2.1	Agreement and Plan of Merger, dated as of January 18, 2008, by and among the Company, Vistar Corporation and Panda Acquisition, Inc.*

99.1	Press Release of the Company dated January 18, 2008.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
	Name:	John D. Austin
	Title:	Senior Vice President and Chief Financial Officer

Date: January 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 18, 2008, by and among the Company, Vistar Corporation and Panda Acquisition, Inc.*

99.1	Press Release of the Company dated January 18, 2008.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.